PROXY                        QUAD CITY HOLDINGS, INC.                      PROXY
                  Proxy is Solicited By the Board of Directors
            For the Annual Meeting of Stockholders - October 24, 2001

         The undersigned hereby appoints Michael A. Bauer, James J. Brownson and Douglas M. Hultquist, or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders of Quad City Holdings, Inc., to be held at The Mark of the Quad Cities, 1201 River Drive, Moline, Illinois 61201, on Wednesday, October 24, 2001, at 10:00 a.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

____  Check here for address change.    ____   Check here if you plan to attend
                                               the meeting.

New Address:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________




                  (Continued and to be signed on reverse side.)

1.  Nominees: Douglas M. Hultquist,        2. Approve an  Amendment  to
              John W. Schricker and           Article I of the Certificate of
              Larry J. Helling                Incorporation to change the name
                                              of the Company

Mark "For" to enroll this account to receive certain future stockholder communications in a single package per household. Mark "Against" if you do not want to participate. You may revoke your enrollment in the program at any time.
Please see the  accompanying  proxy
statement for more  information  about
this election

                                            This proxy when properly executed
                                            will be voted in the manner directed
                                            herein by the undersigned
                                            stockholder.  If no direction is
                                            made, this proxy will be voted FOR
                                            Proposals 1 and 2.

                                            Dated: _______________________, 2001

                                            Signatures:  _______________________
                                                         _______________________

                                            Please date proxy and sign it
                                            exactly as name appears hereon.
                                            Joint owners should each sign
                                            personally.  Executors, trustees,
                                            etc., should indicate their titles
                                            when signing.